Q2 2023 Shareholder Letter UNLOCK THE SKIES

FAA Issues Archer Certificate To Begin Flying Midnight Aircraft 2 Billy Nolen, FAA Administrator Joined Archer as Its Chief Safety Officer – In June, Billy Nolen left his role as Administrator of the FAA and joined us bringing 30+ years of experience in safety, regulatory affairs and flight operations – While at the FAA, Nolen led the agency’s efforts to enable the safe entry of eVTOL aircraft into the national airspace Secured $215M Investment from Stellantis, Boeing, United Airlines & Others – Increases Archer’s total funding to date to over $1.1B bolstering Archer’s path to certification and commercial operations in 2025 – Long-term strategic partner, Stellantis, leads investment round by accelerating investment under existing strategic funding agreement Q2 2023 - KEY HIGHLIGHTS – With the FAA Special Airworthiness Certificate in hand, Midnight is expected to commence its flight test program in the coming weeks – The goal is for Midnight to be the first ever eVTOL aircraft to be delivered to a customer later this year or early next year as part of our recently announced landmark contracts with the U.S. Air Force worth up to $142M(1) Landed Largest Total Contract Value with U.S. Air Force of any eVTOL OEM – Last week, we announced that we entered into two new contracts with the U.S. Air Force worth up to $142M(1) – Today, Archer announced that it is on track to deliver its Midnight aircraft to the USAF later this year or early next year (1) Largest "up to" contract awarded by AFWERX to an eVTOL company as of July 27, 2023. The “up to” contract value is subject to certain conditions being met as defined in the contracts.

3 Tracking Our Progress As we continue the push towards commercialization, the vast majority of our resources are focused on completing the development and certification of Midnight, building out our manufacturing and supply chain capabilities and hardening our go-to-market plans. We feel strongly that we have the right product and the right team to bring this new industry to market at scale. The chart below is intended to summarize the advancements we are making on our aircraft development efforts. MAKER MIDNIGHT TYPE Demonstrator Non-conforming Conforming PURPOSE Prove out 12 tilt 6 configuration and advance the key enabling technologies Enable company testing in advance of “for credit” certification testing "For credit" testing with the FAA in support of Type Certification OVERALL PROGRAM STATUS Ongoing flight testing Final assembly complete Component manufacturing underway MANUFACTURING Completed Q3 2021 Completed May 2023 Target: completion of initial aircraft in Q4 2023 FLIGHT TEST Full transition completed Q4 2022 Target: begin flight testing this summer Target: begin piloted flight testing in early 2024 PILOTED No No Yes QUANTITY 2 1 6

“ This aircraft is expected to be the first ever eVTOL aircraft to be delivered to a customer later this year or early next year as part of our recently announced landmark contracts with the U.S. Air Force worth up to $142M.” — ADAM GOLDSTEIN FOUNDER AND CEO ARCHER AVIATION 4 FAA ISSUES ARCHER CERTIFICATE TO BEGIN FLYING MIDNIGHT Our Midnight aircraft has now received its Special Airworthiness Certificate from the FAA to begin flying. The FAA Special Airworthiness Certificate confirms that Midnight has successfully met all FAA requirements allowing it to begin flight test operations. In the coming weeks, Midnight will kick off its flight test program at Archer’s flight test facility in Salinas, California. This is an important step as we prepare to begin our piloted "for credit" testing of our Midnight aircraft with the FAA in early 2024 and work to bring online the world’s first high volume eVTOL production facility in Covington, Georgia in mid 2024 alongside Stellantis with the goal of entering into commercial service in 2025. Our mission is to transform urban travel, replacing 60-90 minute commutes by car with estimated 10-20 minute electric air taxi flights that are safe, sustainable, low noise and cost competitive with ground transportation. With a range of up to 100 miles, Midnight is a piloted, four passenger aircraft designed to perform rapid back-to-back flights with minimal charge time in between flights.

FURTHER STRENGTHENED OUR LIQUIDITY POSITION Led by Stellantis, our long-term strategic partner, today we announced that we have further strengthened our liquidity position with a $215M equity investment round. This investment round includes an acceleration of $70M from Stellantis under the strategic funding agreement entered into in January 2023, with $55M remaining available under that facility. The commitment from Stellantis has been unrivaled, from its foresight to provide the manufacturing expertise and capital needed to accelerate our business objectives, to the strategic vision and steadfast support from CEO Carlos Tavares and Chief Engineering and Technology Officer Ned Curic. The roster of investors from this latest funding round also includes United Airlines and industry giant Boeing, as well as other financial institutions, including Ark Investment Management LLC. This investment combined with the remaining Stellantis commitment of $55M, brings our total liquidity to over $675M and brings our aggregate funding to $1.1B to date. The funds from this round are intended to be used for working capital and general corporate purposes, including Archer’s continued development of its aircraft and related technology, as well as the build out of its manufacturing and test facilities. BOEING, ARCHER, AND WISK REACH AGREEMENT TO ENTER INTO AUTONOMOUS FLIGHT COLLABORATION AND SETTLE LITIGATION Together with Wisk and Boeing, today we announced that we have entered into a collaboration that looks forward to the growth and development of the AAM industry. Simultaneously, the parties reached a settlement to resolve the federal and state court litigation between them. This collaboration puts Archer in a unique position -- to be able to source autonomy technology from a clear leader in the industry. Over the long term, autonomy is seen as one of the keys to achieving scale across all AAM applications, from passenger to cargo and beyond. This partnership will leverage each company’s respective strengths and competencies with the goal of accelerating the commercialization of autonomous flight. This approach is a natural extension of Archer’s overall strategy of focusing its in-house research and development on the key enabling technologies that cannot be sourced from the existing aerospace supply base, thereby helping Archer potentially avoid hundreds of millions of dollars of spending. 5 Archer’s Rio Robles manufacturing & test facility Midnight aircraft testing Archer’s Rio Robles manufacturing & test facility Stellantis + Archer CEOs at the Paris Air Show

IMAGE IN PROCESS FOR PLACEMENT ONLY 6 The United States has always been at the forefront of technological innovation, and this partnership demonstrates our nation’s commitment to maintain that position. I commend the visionary leadership at DoD which led to this contract and Archer's dedication to pushing the boundaries of aviation technology.” – 4-STAR GEN. STEVE TOWNSEND US ARMY, RETIRED ARCHER GOVERNMENT SERVICES BOARD MEMBER “ *Aircraft imagery to the right is rendered LANDED LARGEST TOTAL CONTRACT VALUE WITH U.S. AIR FORCE OF ANY ANY EVTOL OEM Last week, we announced that we landed the largest total contract value with the U.S. Air Force of any eVTOL OEM, with a total value of up to $142M(1). The new contracts signal the U.S. military's recognition of the transformative potential our innovative eVTOL aircraft brings to our country’s Armed Forces. This new execution phase of the partnership includes the delivery of up to six Midnight aircraft to the Air Force, the sharing of additional flight test data and certification related test reports, pilot training, and the development of maintenance and repair operations. We have been partnering with the DoD since 2021 on a series of projects through the U.S. Air Force’s AFWERX program with the goal of helping the AFWERX Agility Prime program assess the use cases and potential of the vertical flight market and eVTOL technologies for DoD purposes. Now that we have recently completed the manufacturing of our first Midnight aircraft, the DoD recognizes that with its vertical takeoff and landing capabilities, target payload of approximately 1,000 lbs, proprietary electric powertrain system, and low noise profile, our aircraft represents a potential paradigm shift in military aviation and operations. eVTOL aircraft hold the promise of enhancing rapid response, agility, and operational effectiveness across a wide range of mission profiles, from personnel transport and logistics support to rescue operations and more. Our Midnight aircraft is expected to provide a much safer and quieter alternative to helicopters while being more cost-effective for the U.S. military to transport, operate and maintain in the field. The other military branches have the opportunity to leverage these contracts as a platform for additional projects, which could increase the total value of our DoD partnership. (1) Largest "up to" contract awarded by AFWERX to an eVTOL company as of July 27, 2023. The “up to” contract value is subject to certain conditions being met as defined in the contracts.

7 CONTINUED CERTIFICATION PROGRESS We remain focused on ensuring that our progress with the FAA supports our timeline of building our conforming aircraft so that we can begin “for credit” testing next year. In June, we hosted President Biden’s Federal Advanced Air Mobility (AAM) Interagency Working Group at our flight test facility. The delegation of federal stakeholders featured more than 70 representatives from the DOT, White House, FAA, NASA, FCC, DoD, NTIA, and other agencies who met with over 20 of our senior executives. The AAM Interagency Working Group is tasked with creating national strategy in support of the FAA’s stated goal of achieving safe integration of AAM into our national airspace in 2025, helping ensure the U.S. maintains global leadership position in the aerospace industry. As part of the visit, the attendees witnessed a live flight test demonstrating safe, low noise operations, viewed our fleet of aircraft and learned more about our approach to aircraft design, safety and certification. We continue to steadily progress our certification program with the FAA in support of our planned entry into commercial service in 2025. The development and commercialization of AAM technologies must remain a strategic national priority and having such decorated and informed military veterans advising us will help us ensure we do just that.” — ADAM GOLDSTEIN FOUNDER AND CEO ARCHER AVIATION “ Photo of President Biden’s Federal Advanced Air Mobility Interagency Working Group visit to our flight test facility

8 I joined Archer because I believe its approach to designing for certification and only developing the key enabling technologies necessary for eVTOL aircraft is the right recipe for success.” — BILLY NOLEN ARCHER CHIEF SAFETY OFFICER “ FAA Administrator Joined Archer as Its Chief Safety Officer In June, Billy Nolen left his role as Acting Administrator of the FAA and joined us bringing 30+ years of experience in safety, regulatory affairs and flight operations. Nolen’s expertise in aviation safety and flight operations, along with his deep passion and excitement for advanced air mobility, further strengthens our ability to successfully commercialize urban air mobility at scale. While at the FAA, Nolen led the agency’s efforts to enable the safe entry of eVTOL aircraft into the national airspace. Nolen has been a strong advocate for the eVTOL aircraft industry and its role in changing the way the world moves. In his new position, Nolen is helping us more effectively collaborate with industry stakeholders all in an effort to help ensure our safe entry into service in 2025. While serving as the Acting Administrator at the FAA from April 2022 to June 2023, Nolen led certification reform and new safety management systems for airports. Prior to that, he was the Associate Administrator of Aviation Safety for the FAA, which covers more than one million registered aircraft, more than one million active pilots, thousands of approved manufacturers, and over 50,000 flights every day. He has more than 33 years of experience in corporate safety, regulatory affairs and flight operations. Nolen started his career as a pilot for American Airlines, followed by numerous safety leadership positions at WestJet Airlines, Qantas Airways, Airlines for America and American Airlines. Nolen also served tours of duty in the U.S. Army as an airplane and helicopter pilot and safety officer.

ARCHER

Archer's Strategic Partner Milestones

STELLANTIS	Date	UNITED
Archer & Stellantis jointly create an industrial design of Maker's interior and cockpit	FALL 2020	
Archer enters into a Collaboration Agreement with Stellantis focusing on accessing its low-cost supply chain, advanced composite material capabilities, and engineering & design experience.	NOV 2020	
Stellantis agrees to invest $75M into Archer	JAN 2021	Archer & United enter into strategic relationship that includes: - aircraft purchases up to $1.5B - a collaboration relating to the development of Archer's aircraft - $25M investment by United Airlines into Archer
Stellantis & Archer enter into an agreement to develop manufacturing and production processes	JUL 2021	
	APR 2022	Archer & United form a Joint eVTOL Advisory Committee to support Archer's future airline operations
	AUG 2022	Archer receives $10M pre-delivery payment from United for 100 eVTOL aircraft
Archer & Stellantis select site in Covington, GA adjacent to airport for industry's first high-volume manufacturing facility	NOV 2022	Archer & United announce the first electric air taxi route in the US -- Downtown Manhattan to Newark Liberty International Airport
Archer & Stellantis agree to join forces to manufacture Archer's Midnight eVTOL aircraft Stellantis agrees to provide up to $150M of additional capital for Archer	JAN 2023	
	MAR 2023	Archer & United select O'Hare International Airport to Vertiport Chicago as the second electric air taxi route in the U.S.
Stellantis purchased 4.9M shares of Archer in open market	MAY 2023	
Dozens of full-time Stellantis personnel are now working at Archer	JUL 2023	
Stellantis leads $215M financing round with $70M investment into Archer	AUG 2023	United participates in $215M financing round with $25M investment into Archer

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10 Upcoming Events SEPT 6 TD COWEN’S GLOBAL TRANSPORTATION CONFERENCE Boston, MA Hosted by TD Cowen SEPT 7 DEUTSCHE BANK AIRLINES CONFERENCE New York City Hosted by Deutsche Bank SEPT 12 GLOBAL AEROSPACE SUMMIT Washington D.C. Hosted by U.S. Chamber of Commerce SEPT 26-27 MOVE TECH CONFERENCE Austin, TX Organized by Terrapin OCT 7-8 42nd ANNUAL CALIFORNIA INTERNATIONAL AIR SHOW Salinas, CA Today’s Webcast & Conference Call Details TIME 3 PM PT (6 PM ET) WEBCAST Accessible via our IR website (investors.archer.com) CONFERENCE 844-200-6205 (domestic) CALL +1 929-526-1599 (international) Access code: 938837

ARCHER

Q2 2023 Financial Review

We reference several non-GAAP metrics in the financial discussion that follows. Unless otherwise noted or defined, our non-GAAP metrics are calculated by starting with the equivalent GAAP metric and subtracting non-cash stock-based compensation, non-cash warrant expenses and changes in fair value of warrants and non cash expense taken in connection with the Boeing Wisk Agreements. We believe these adjustments are appropriate to enhance the overall understanding of our underlying financial and operational performance.

SUMMARY FINANCIALS

(In millions; unaudited)

	THREE MONTHS ENDED		
	JUNE 30, 2023	MARCH 31, 2023	JUNE 30, 2022
TOTAL OPERATING EXPENSES(1)	$ 181.4	$ 112.0	$ 80.2
NET LOSS(1)	(184.1)	(113.1)	(71.7)
NON-GAAP TOTAL OPERATING EXPENSES(2)(4)	77.4	80.0	50.0
ADJUSTED EBITDA(3)(4)	(76.3)	(79.0)	(49.2)
CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS	407.6	449.9	654.8

1) Amounts reflect non-cash charges related to agreements reached on August 10, 2023, between us, Wisk Aero LLC ("Wisk") and The Boeing Company ("Boeing") that provide for certain investments by Boeing into us, an autonomous flight collaboration between the parties, issuance of certain warrants to Wisk and resolution of litigation between them (the "Boeing Wisk Agreements").
2) Non-GAAP total operating expenses is a financial measure adjusting total operating expenses for FCA (Stellantis) warrant expense, other warrant expense, stock-based compensation, non-cash expense related to Boeing Wisk Agreements and one-time severance expense. .
3) Adjusted EBITDA is a financial measure adjusting net loss for other expense (income), net, interest (income) expense, net, income tax expense, depreciation and amortization expense, FCA (Stellantis) warrant expense, other warrant expense, stock-based compensation expense, non-cash expense related to the Boeing Wisk Agreements and one-time severance expense.
4) A reconciliation of non-GAAP financial measures to the most comparable GAAP measures is provided below in the section titled "GAAP to Non-GAAP Reconciliation."

TOTAL OPERATING EXPENSES

Our second quarter total operating expenses represent investments required to achieve the key elements of our commercialization plan. We continued to invest in the design, development, test and certification activities for our Midnight aircraft and in the people and infrastructure required to scale our operations.

GAAP total operating expenses for the second quarter of 2023 were $181.4 million, which were sequentially higher than the first quarter of 2023 by $69.4 million, or 62.0%, primarily due to the non-cash charges taken in connection with the Boeing Wisk Agreements, which consist of an initial $25 million charge for the portion of warrants that are immediately vested and a $48 million charge for the unvested portion that is subject to certain vesting criteria and may never be realized. This increase was offset by timing of material and engineering services spend to support our Midnight development program. Year-over-year, total operating expenses for the second quarter of 2023 were higher than the second quarter of 2022 by $101.2 million, primarily due to the non-cash charges taken in connection with the Boeing Wisk Agreements, investments made in our Midnight program, as well as investments in our infrastructure to support scaling our operations.

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12 Non-GAAP total operating expenses (excluding stock-based compensation, warrant expenses and other one-time expenses) for the second quarter of 2023 were $77.4 million, which decreased $2.6 million sequentially over the first quarter of 2023, and increased $27.4 million year-over-year from the second quarter of 2022, as we continued our investment in people, materials and services for our key technology development programs. NET LOSS AND ADJUSTED EBITDA Net loss for the second quarter of 2023 was $184.1 million, which increased sequentially by $71.0 million from $113.1 million in the first quarter of 2023, driven primarily by to the non-cash charges taken in connection with the Boeing Wisk Agreements and the non-cash change in fair value of warrant liability, other warrant costs, and an increase in operating expenses, partially offset by the gain on share issuance to Stellantis and interest income. Year-over-year, net loss for the second quarter of 2023 was higher than the second quarter of 2022 by $112.4 million, primarily due to non-cash charges taken in connection with the Boeing Wisk Agreements, the $27.4 million increase in non-GAAP total operating expenses and the non-cash change in fair value of warrant liability, and other warrant costs, partially offset by the gain on share issuance. Adjusted EBITDA loss for the second quarter of 2023 was $76.3 million, which decreased sequentially by $2.7 million from an Adjusted EBITDA loss of $79.0 million in the first quarter of 2023, and increased by $27.1 million year-over-year from an Adjusted EBITDA loss of $49.2 million in the second quarter of 2022, as we increased operating expenses due to the reasons mentioned above. NET CHANGE IN CASH We exited the quarter with $407.6 million in cash, cash equivalents and short-term investments, a reduction of $42.3 million from the first quarter of 2023, and a decrease of $247.2 million from the second quarter of 2022, primarily driven by funding our operating and capital expenses. In the second quarter of 2023, we drew down on $25.0 million of the $150.0 million available strategic funding committed by Stellantis. Additionally, we have $7.2 million of restricted cash generally to support various letters of credit for commercial leases and for the manufacturing facility in Georgia. Q3 2023 FINANCIAL ESTIMATES We anticipate GAAP total operating expenses of $42 million to $52 million and non-GAAP total operating expenses of $75 million to $85 million for the third quarter of 2023. This reflects a total of $26 million expected stock-based compensation, warrant expense and other non-cash charges, and a one-time non cash credit of $59 million as a result of the reversal of an unrealized expense relating to founder equity grants. We have not reconciled our non-GAAP total operating expenses estimates because certain items that impact non-GAAP total operating expenses are uncertain or out of our control and cannot be reasonably predicted. In particular, stock-based compensation expense is impacted by the future fair market value of our common stock and other factors, all of which are difficult to predict, subject to frequent change, or not within our control. The actual amount of these expenses during 2023 will have a significant impact on our future GAAP financial results. Accordingly, a reconciliation of non-GAAP total operating expenses is not available without unreasonable effort.

ARCHER AVIATION INC. CONSOLIDATED BALANCE SHEETS (In millions; unaudited) 13 PERIOD ENDED JUNE 30, 2023 DECEMBER 31, 2022 Assets Current assets Cash and cash equivalents $ 407.6 $ 69.4 Restricted cash 7.2 2.9 Short-term investments - 461.8 Prepaid expenses 6.6 9.8 Other current assets 1.2 1.6 Total current assets 422.6 545.5 Property and equipment, net 42.3 11.5 Intangible assets, net 0.4 0.4 Right-of-use assets 10.1 11.9 Other long-term assets 6.1 4.5 Total assets $ 481.5 $ 573.8 Liabilities and Stockholders’ Equity Current liabilities Accounts payable $ 14.6 $ 3.6 Current portion of lease liabilities 3.0 3.7 Notes payable 4.6 9.3 Accrued expenses and other current liabilities 135.5 36.7 Total current liabilities 157.7 53.3 Lease liabilities, net of current portion 13.9 9.2 Warrant liabilities 22.6 7.0 Other long-term liabilities 11.0 11.0 Total liabilities 205.2 80.5 Stockholders’ equity Preferred stock, $0.0001 par value; 10,000,000 shares authorized; no shares issued and outstanding as of June 30, 2023 and December 31, 2022 - - Class A common stock,$0.0001 par value; 700,000,000 shares authorized; 204,468,116 and 177,900,738 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively - - Class B common stock, $0.0001 par value; 300,000,000 shares authorized; 47,845,269 and 63,738,197 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively - - Additional paid-in capital 1,264.4 1,185.0 Accumulated deficit (988.1) (690.9) Accumulated other comprehensive loss - (0.8) Total stockholders’ equity 276.3 493.3 Total liabilities and stockholders’ equity $ 481.5 $ 573.8

ARCHER AVIATION INC. CONSOLIDATED STATEMENT OF OPERATIONS (In millions, except share and per share data; unaudited) 14 THREE MONTHS ENDED JUNE 30 2023 2022 OPERATING EXPENSES Research and development $ 63.3 $ 37.8 General and administrative 118.1 42.4 Total operating expenses 181.4 80.2 Loss from operations (181.4) (80.2) Other (expense) income, net (6.6) 8.0 Interest income, net 4.1 0.5 Loss before income taxes (183.9) (71.7) Income tax expense (0.2) - Net loss $ (184.1) $ (71.7) Net loss per share, basic and diluted $ (0.73) $ (0.30) Weighted-average shares outstanding, basic and diluted 251,018,612 238,062,232

ARCHER AVIATION INC. CONSOLIDATED STATEMENT OF CASH FLOWS (In millions; unaudited) 15 SIX MONTHS ENDED JUNE 30 2023 2022 Cash flows from operating activities Net loss $ (297.2) $ (130.9) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation, amortization and other 2.1 1.3 Debt discount and issuance cost amortization 0.3 0.3 Stock-based compensation 52.2 50.1 Change in fair value of warrant liabilities and other warrant costs 15.6 (14.5) Gain on issuance of common stock (3.6) - Non-cash lease expense 2.5 2.1 Research and development warrant expense 8.7 2.4 Other warrant expense 2.1 - Technology and dispute resolution agreements expense 73.0 - Accretion and amortization income of short-term investments (2.3) - Changes in operating assets and liabilities: Prepaid expenses 3.2 (2.5) Other current assets 0.4 (1.1) Other long-term assets (1.8) 1.5 Accounts payable 8.2 (1.6) Accrued expenses and other current liabilities 12.8 11.5 Operating lease right-of-use assets and lease liabilities, net 3.3 (1.5) Other long-term liabilities (0.3) 0.5 Net cash used in operating activities (120.8) (82.4) Cash flows from investing activities Proceeds from maturities of short-term investments 465.0 - Purchase of property and equipment (19.5) (2.1) Net cash provided by (used in) investing activities 445.5 (2.1) Cash flows from financing activities Repayment of debt (5.0) (5.0) Payments for taxes related to net share settlement of equity awards (3.5) - Proceeds from exercise of stock options - 0.3 Proceeds from shares issued under employee stock purchase plan 1.3 - Proceeds from issuance of common stock 25.0 - Net cash provided by (used in) financing activities 17.8 (4.7) Net increase (decrease) in cash, cash equivalents, and restricted cash 342.5 (89.2) Cash, cash equivalents, and restricted cash, beginning of period 72.3 746.9 Cash, cash equivalents, and restricted cash, end of period $ 414.8 $ 657.7

GAAP to Non-GAAP Reconciliation A reconciliation of total operating expenses to non-GAAP total operating expenses for the three months ended June 30, 2023, March 31, 2023, and June 30, 2022, respectively, are set forth below. RECONCILIATION OF OPERATING EXPENSES (In millions; unaudited) 1) Amounts include non-cash warrant costs, classified as research and development expenses, for the warrants issued to FCA and FCA Italy, both wholly owned subsidiaries of Stellantis, in connection with certain services they are providing to the Company. 2) Other warrant expenses associated with the United warrant agreement. 3) Amounts include stock-based compensation for options and restricted stock units issued to both employees and non-employees, including the grants issued to our founders in connection with the closing of the business combination. 4) Amounts reflect non-cash charges relating to the Boeing Wisk Agreements. 5) One time severance related expenses for former co-CEO. 16 THREE MONTHS ENDED JUNE 30, 2023 MARCH 31, 2023 JUNE 30, 2022 TOTAL OPERATING EXPENSES $ 181.4 $ 112.0 $ 80.2 Adjusted to exclude the following: FCA (Stellantis) warrant expense (1) (4.5) (4.2) (1.2) Other warrant expense (2) - (2.1) - Stock-based compensation (3) (26.5) (25.7) (25.6) Technology and dispute resolution agreements (4) (73.0) - - One-time severance expense (5) - - (3.4) NON-GAAP TOTAL OPERATING EXPENSES $ 77.4 $ 80.0 $ 50.0

ARCHER

GAAP to Non-GAAP Reconciliation (cont.)

A reconciliation of net loss to Adjusted EBITDA for the three months ended June 30, 2023, March 31, 2023, and June 30, 2022, respectively, are set forth below.

RECONCILIATION OF ADJUSTED EBITDA
(In millions; unaudited)

	THREE MONTHS ENDED		
	JUNE 30, 2023	**MARCH 31, 2023**	**JUNE 30, 2022**
NET LOSS	$ (184.1)	$ (113.1)	$ (71.7)
Adjusted to exclude the following:			
Other expense (income), net [1]	6.6	2.7	(7.9)
Interest income,net	(4.1)	(1.6)	(0.5)
Income tax expense	0.2	-	-
Depreciation and amortization expense	1.1	1.0	0.7
FCA (Stellantis) warrant expense [2]	4.5	4.2	1.2
Other warrant expense [3]	-	2.1	-
Stock-based compensation [4]	26.5	25.7	25.6
Technology and dispute resolution agreements[5]	73.0	-	-
One-time severance expense [6]	-	-	3.4
ADJUSTED EBITDA	**$ (76.3)**	**$ (79.0)**	**$ (49.2)**

1) Amounts include changes in fair value of the public and private warrants, which are classified as warrant liabilities and other warrant costs; gain on share issuance and accretion and amortization income of short-term investments.
2) Amounts include non-cash warrant costs, classified as research and development expenses, for the warrants issued to FCA and FCA Italy, both wholly owned subsidiaries of Stellantis, in connection with certain services they are providing to the Company.
3) Other warrant expenses associated with the United warrant agreement.
4) Amounts include stock-based compensation for options and restricted stock units issued to both employees and non-employees, including the grants issued to our founders in connection with the closing of the business combination.
5) Amounts reflect non-cash charges related to the Boeing Wisk Agreements.
6) One time severance related expenses for former co-CEO.

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18 GAAP to Non-GAAP Reconciliation (cont.) NON-GAAP FINANCIAL MEASURES To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of non-GAAP financial measures to help us in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations. While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting our performance, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the quarter ended June 30, 2023, we excluded items in the following general categories from one or more of our non-GAAP financial measures, certain of which are described below: – STOCK-BASED COMPENSATION EXPENSE We believe that providing non-GAAP measures excluding stock-based compensation expense, in addition to the GAAP measures, allows for better comparability of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine stock-based compensation expense. We believe that excluding stock-based compensation expenses enhances our ability and the ability of investors to understand the impact of non-cash stock-based compensation on our operating results and to compare our results against the results of other companies. – WARRANT EXPENSE & GAINS OR LOSSES FROM REVALUATION OF WARRANTS Expense from our common stock warrants issued to United Airlines, FCA US LLC and FCA Italy S.p.A., both subsidiaries of Stellantis, which is recurring (but non-cash) and gains or losses from change in fair value of public and private warrants from revaluation will be reflected in our financial results for the foreseeable future. We exclude warrant expense and gains or losses from change in fair value for similar reasons to our stock-based compensation expense. – TECHNOLOGY AND DISPUTE RESOLUTION AGREEMENTS Expense reflects non-cash charges relating to the Boeing Wisk Agreements. Each of the non-GAAP financial measures presented in this letter to shareholders should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP and are presented for supplemental informational purposes only. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures have no standardized meaning prescribed by GAAP and are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in our financial results for the foreseeable future. In addition, the non-GAAP measures we use may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information in the reconciliation included in this letter to shareholders regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information. Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures included in this letter to shareholders.

19 Forward Looking Statements This shareholder letter includes forward-looking statements. These statements include, but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results for the third quarter of fiscal year 2023, our business strategy and plans, including the pace at which we intend to design, develop, certify, conduct test flights, manufacture and commercialize our planned eVTOL aircraft, the total expected value of our contracts with the DoD, timing of the closing of the equity investment round and use of proceeds, and expected collaborations and cost savings related to autonomy technology, our expected liquidity position following the signing of our most recent equity financing round, the expected benefits our aircraft will provide to the U.S. military, the estimated or anticipated future results and benefits of a collaboration between Wisk and Archer on an autonomous aircraft development program, the completion of a definitive collaboration agreement between Wisk and Archer, the ability to realize the expected benefits of an autonomous aircraft development program, the cost, timing and results of the Company’s development activities relating to autonomous aircraft, the ability to obtain regulatory approval of autonomous vehicles, the ability to obtain clearance under the Hart Scott Rodino Act for the investment by Stellantis. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: the early stage nature of our business and our past and projected future losses; our ability to design, develop, certify, manufacture and commercialize our aircraft and UAM ecosystem; our dependence on a limited number of customers for our current aircraft orders, which are subject to conditions, further negotiation and reaching mutual agreement on certain material terms, and the risk that customers may cancel those orders; our ability to remediate material weaknesses in internal control over financial reporting and ability to maintain an effective system of internal control; the effectiveness of our marketing and growth strategies, including our ability to effectively market electric air transportation as a substitute for conventional methods of transportation; our ability to compete in the UAM and eVTOL industries; our ability to obtain any required certifications, licenses, approvals, or authorizations from governmental authorities; our ability to achieve our business milestones and launch products and services on anticipated timelines; our dependence on suppliers for the parts and components in our aircraft; our ability to develop commercial-scale manufacturing capabilities; regulatory requirements and other obstacles outside of our control that slow market adoption of electric aircraft, such as the inability to obtain and maintain adequate vertiport infrastructure; our ability to hire, train and retain qualified personnel; risks related to our UAM ecosystem operating in densely populated metropolitan areas and heavily regulated airports; adverse publicity from accidents involving electric aircraft or lithium-ion battery cells; the impact of labor and union activities on our workforce; losses resulting from indexed price escalation clauses in purchase orders; regulatory risks related to evolving laws and regulations in our industry; the impact of macroeconomic conditions, inflation, interest rates, war, including the ongoing conflict in Ukraine, natural disasters, outbreaks and pandemics on our business and the global economy; our need for and the availability of additional capital; and cybersecurity risks. Additional risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are available on our investor relations website at http://investors.archer.com and on the SEC website at www.sec.gov. All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this shareholder letter or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

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